                                                                    EXHIBIT 99.C

                                MASCOTECH, INC.
         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                  9 MONTHS
                                    ENDED                    YEAR ENDED DECEMBER 31
                                SEPTEMBER 30,  -------------------------------------------------
                                    1993          1992       1991      1990      1989      1988
                                 ----------    ---------   --------  --------  --------  -------
EARNINGS BEFORE INCOME
  TAXES AND FIXED CHARGES:

  Income (loss) from continuing
    operations before income
    taxes and extraordinary
    income.....................  $ 92,130      $ 68,250    $(12,470)  $(30,240) $ 85,410  $127,800

  Add (deduct) equity in
    undistributed (earnings)
    losses of less-than-fifty-
    percent owned companies....   (13,850)      (21,760)     (3,530)    (3,430)   (1,980)      300
  Add interest on
    indebtedness, net..........    63,030        87,830     124,220    139,770   146,570   107,540
  Add amortization of debt
    expense....................     1,440         1,930       2,230      2,670     3,510     2,070
  Estimated interest factor
    for rentals................     4,250         5,740       5,220      4,520     4,470     3,560
                                 --------      --------    --------   --------  --------  --------
  Earnings before income
    taxes and fixed charges....  $147,000      $141,990    $115,670   $113,290  $237,980  $241,270
                                 --------      --------    --------   --------  --------  --------
                                 --------      --------    --------   --------  --------  --------

FIXED CHARGES:

  Interest on indebtedness,
    net........................  $ 63,150      $ 87,980    $124,370   $140,380  $147,320  $108,690
  Amortization of debt
    expense....................     1,440         1,930       2,230      2,670     3,510     2,070
  Estimated interest factor
    for rentals................     4,250         5,740       5,220      4,520     4,470     3,560
                                 --------      --------    --------   --------  --------  --------
      Total fixed charges......    68,840        95,650     131,820    147,570   155,300   114,320
                                 --------      --------    --------   --------  --------  --------
  Preferred stock dividend
    requirement (a)............    18,260        17,140      11,350        120       130       ---
                                 --------      --------    --------   --------  --------  --------
  Combined fixed charges and
    preferred stock dividends..  $ 87,100      $112,790    $143,170   $147,690  $155,430  $114,320
                                 --------      --------    --------   --------  --------  --------
                                 --------      --------    --------   --------  --------  --------
RATIO OF EARNINGS TO
  FIXED CHARGES................       2.1           1.5          .9(b)      .8(d)    1.5       2.1
                                     ----          ----        ----       ----      ----      ----
RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS..............       1.7           1.3          .8(c)      .8(e)    1.5       2.1
                                     ----          ----        ----       ----      ----      ----
                                     ----          ----        ----       ----      ----      ----

  (a) Represents amount of income before provision for income taxes required to meet the preferred stock dividend requirements of the Company and its 50% owned companies.
  (b)  1991 earnings were inadequate to cover fixed charges by $16,150.
  (c) 1991 earnings were inadequate to cover combined fixed charges and preferred stock dividends by $27,500.
  (d)  1990 earnings were inadequate to cover fixed charges by $34,280.
  (e) 1990 earnings were inadequate to cover combined fixed charges and preferred stock dividends by $34,400.

  Amounts for the 9 months ended September 30, 1992 are not presented as the reclassification for discontinued operations did not result in a change to the ratio reported in the September 30, 1992 10-Q.